UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40518	27-1285782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6455 Flying Cloud Drive, Suite 107

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 942-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MIRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2023, Miromatrix Medical Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Therapeutics Corporation, a Delaware public benefit corporation (“Parent”), and Morpheus Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Purchaser will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.00001 per share, of the Company (“Common Stock” or the “Shares”) in exchange for (a) $3.25 per Share in cash payable at closing, without interest and less any required tax withholding (the “Cash Consideration”), plus (b) one contingent value right per Share (each, a “CVR” and collectively, the “CVRs”), which will represent the contractual right to receive up to $1.75 per CVR in cash, without interest and less any required tax withholding (the “Milestone Payment”), upon the achievement of a certain specified milestone (the “Milestone”) in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into by Parent and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”), or such other agent as may be selected by Parent and reasonably acceptable to the Company (the Cash Consideration plus one CVR, collectively, the “Offer Consideration”).

Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, Purchaser will commence the Offer as promptly as reasonably practicable (and in any event, within ten business days) after the date of the Merger Agreement. Purchaser’s obligation to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there have been validly tendered in the Offer and not validly withdrawn a number of Shares that, together with all other Shares, if any, owned by Purchaser and its affiliates (as defined in Section 251(h)(6)(a) of the Delaware General Corporation Law, as amended (the “DGCL”)), represent at least a majority of the Shares outstanding at the expiration of the Offer (the “Minimum Condition”); (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (iii) the Company’s compliance with, and performance of, in all material respects, all of its covenants and agreements contained in the Merger Agreement; (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement); and (v) other customary conditions set forth in Annex I to the Merger Agreement. As of the date of the Merger Agreement, Purchaser and its affiliates (as defined in Section 251(h)(6)(a) of the DGCL) collectively owned no shares of Common Stock.

Following the consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Purchaser will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Merger will be governed by Section 251(h) of the DGCL, with no vote of the Company’s stockholders required to consummate the Merger.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares (i) held in the treasury of the Company, (ii) irrevocably accepted for purchase in the Offer, (iii) owned at the commencement of the Offer by Parent, Purchaser, or any direct or indirect wholly owned subsidiary of Parent, Purchaser or the Company or (iv) held by stockholders of the Company who are entitled to demand and have properly demanded appraisal of such Shares pursuant to Section 262 of the DGCL and who, as of the Effective Time, have neither failed to perfect, nor effectively withdrawn or lost, their right to appraisal with respect to such Shares) will be converted automatically into and will thereafter represent only the right to receive the Offer Consideration.

In addition, the Merger Agreement provides for the following treatment of options to purchase Shares (each, a “Company Stock Option”), restricted stock units (each, a “Company RSU”), and warrants to purchase Shares (each, a “Company Warrant”):

•	In-the-Money Options. At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is less than the amount of the Cash Consideration (each, an “In-the-Money Option”), shall be canceled and converted into the right to receive (i) an amount in cash (without interest and less any required withholding tax) equal to the product of (A) the excess of the amount of the Cash Consideration over the exercise price per Share of such In-the-Money Option and (B) the number of Shares subject to such In-the-Money Option (without regard to vesting), and (ii) a number of CVRs equal to the number of Shares subject to such In-the-Money Option immediately prior to the Effective Time (without regard to vesting).

•	Contingent-In-the-Money Options. At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is equal to or greater than the amount of the Cash Consideration and less than the sum of the amount of the Cash Consideration and the maximum amount payable under a CVR (each, a “Contingent-In-the-Money Option”), shall be cancelled and converted into the right to receive a number of CVRs equal to the number of Shares underlying such Contingent-In-the-Money Option; provided, that the payment, if any, under each CVR shall be reduced by the amount by which the exercise price per Share exceeds the amount of the Cash Consideration. The cancellation of such Contingent-In-the-Money Options shall not entitle the holder thereof to receive any Cash Consideration at the Effective Time.

•

Out-of-the-Money Options. At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is greater than or equal to the sum of the amount of the Cash Consideration and the maximum amount payable under a CVR, shall be cancelled for no consideration.

•	Company RSUs. At the Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be cancelled and automatically converted into the right of the holder thereof to receive, for each Share underlying such Company RSU (without regard to vesting), the Offer Consideration.

•	Company Warrants. To the extent permitted by its terms, (i) each Company Warrant that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is less than the amount of the Cash Consideration, shall be treated in the same manner as each In-the-Money Option, (ii) each Company Warrant that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is equal to or greater than the amount of the Cash Consideration and less than the sum of the amount of the Cash Consideration and the maximum amount payable under a CVR, shall be treated in the same manner as each Contingent-In-the-Money Option, and (iii) each Company Warrant that is outstanding immediately prior to the Effective Time, and which has an exercise price per Share that is greater than or equal to the sum of the amount of the Cash Consideration and the maximum amount payable under a CVR, shall be treated in the same manner as each Out-of-the-Money Option, in each case, including with respect to the form of consideration that may be payable, if any.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser for a transaction of this nature, including certain customary restrictions with respect to the operation of the Company’s business between the execution of the Merger Agreement and the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to engage in discussions or negotiations with third parties regarding such acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to, and participate in discussions or negotiations with, third parties with respect to an unsolicited bona fide written acquisition proposal that the board of directors of the Company (the “Board”) determines in good faith (after consultation with its outside legal counsel and financial advisor) constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement), and that failure to take such actions would be inconsistent with the board’s fiduciary duties under applicable law. The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee in the amount of $4 million.

The Board has unanimously (i) determined that the terms of the Merger Agreement, the Offer, the Merger, the CVR Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the CVR Agreement, (iii) resolved that the Merger shall be governed by Section 251(h) of the DGCL, and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their shares pursuant to the Offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs as of the date on which they were made or at any other time and you should not rely on such representations or warranties as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Tender and Support Agreements

In connection with the execution of the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement (the “Support Agreement”), dated as of October 29, 2023, with the Company stockholders listed on Schedule I thereto (each, a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”). The Supporting Stockholders collectively owned approximately 2.35% of the outstanding shares of Common Stock as of October 29, 2023. Pursuant to the Support Agreement, the Supporting Stockholders agree, among other things, to validly tender or cause to be validly tendered into the Offer (and to not withdraw or cause or permit to be withdrawn), all of the Shares beneficially owned by such Supporting Stockholders .

The Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Support Agreement does not purport to be complete and is qualified by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Contingent Value Rights Agreement

At or prior to the time at which Purchaser irrevocably accepts for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer, Parent and the Rights Agent will enter into the CVR Agreement. The CVRs are contractual rights only, are not assignable or transferable except under the limited circumstances set forth in the CVR Agreement, will not be certificated or evidenced by any other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser, the Company or any of their respective subsidiaries or affiliates.

Each CVR represents a non-tradeable contractual contingent right to receive the Milestone Payment, upon achievement of the first implantation of the Company’s fully-implantable bioengineered kidney product (i.e., the product known as “mirokidney™” or MIRO-003 as of the date of the Merger Agreement) into a living human patient in a clinical trial sponsored by, or on behalf of, Parent, the Company, or their affiliates, which is conducted under an (a) investigational device exemption approved or considered to be approved by the United States Food and Drug Administration (the “FDA”) pursuant to FDA regulation, or (b) investigational new drug application that has become effective pursuant to FDA regulation (the “Milestone”) on or prior to December 31, 2025 (the “CVR Expiration Date”). If the Milestone is not achieved on or prior to the CVR Expiration Date, no Milestone Payment will be payable to the holders of CVRs. There can be no assurance that the Milestone will be achieved prior to the CVR Expiration Date or termination of the CVR Agreement, or that any payment will be required of Parent with respect to the Milestone.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified by reference to the full text of the form of CVR Agreement, which is provided as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished herewith as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements”. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward-looking statements.

Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to statements relating to: the timing of the consummation of the business combination transaction between Parent and the Company (the “Transaction”); the potential financial upside of the Transaction; Parent’s research and development pipeline, including its plans to address the shortage of transplantable organs; Parent’s expectation that the Transaction will help enhance its ability to achieve its organ manufacturing goals; the Company’s expectation that the Transaction will accelerate the development of its pipeline; Parent’s plan to innovate for the unmet medical needs of its patients and to benefit its other stakeholders, and its plan to provide a brighter future for patients through the development of novel pharmaceutical therapies and technologies that expand the availability of transplantable organs; and the ability of the Company’s technology platform, whether prior to or following the consummation of the Transaction, to address the availability of organs for patients in need. Each of these forward-looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to: the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; the failure to satisfy the conditions to the consummation of the Transaction, including the tender of a majority of the outstanding shares of the Company’s common stock; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed Transaction disrupts current plans and operations of the Company or Parent and potential difficulties in the Company’s employee retention as a result of the Transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the Transaction; the ability of Parent to successfully integrate the Company’s operations and technology after the Transaction closes; future research and development results, including preclinical and clinical trial results; the timing or outcome of FDA approvals or actions, if any and other risks and uncertainties, such as those described in periodic and other reports filed by Parent and the Company with the Securities and Exchange Commission, including their respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Any forward-looking statements are made based on the current beliefs and judgments of Parent’s and the Company’s management, and the reader is cautioned not to rely on any forward-looking statements made by Parent or the Company. Except as required by law, Parent and the Company do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this Current Report on Form 8-K has not yet commenced. This filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials described herein. The solicitation and offer to buy shares of the Company common stock will only be made pursuant to an offer to purchase and related tender offer materials that Parent intends to file with the SEC (collectively, the “Offer to Purchase”). At the time the planned tender offer is commenced, Parent and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY BOTH THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, IN EACH CASE, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related letter of transmittal, certain other tender offer documents, and the Solicitation/Recommendation Statement on Schedule 14D-9 will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Innisfree M&A Incorporated, the Information Agent for the tender offer, at (877) 456-3463 (toll free) or by email at info@innisfreema.com. Copies of the documents filed with the SEC by the Company may be obtained at no charge on the Company’s website at https://miromatrix.gcs-web.com/financial-information/sec-filings or by contacting the Company’s Investor Relation Contact at ir@miromatrix.com.

In addition to the Offer to Purchase, the related letter of transmittal and certain other tender offer documents, and the Solicitation/Recommendation Statement on Schedule 14D-9, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public from commercial document-retrieval services at the SEC’s website at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 29, 2023, by and among Miromatrix Medical Inc., United Therapeutics Corporation, and Morpheus Subsidiary Inc.
99.1	Tender and Support Agreement, dated as of October 29, 2023, by and among United Therapeutics Corporation, Morpheus Subsidiary Inc., and certain stockholders of Miromatrix Medical Inc.
99.2	Joint Press Release, dated October 30, 2023
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2023	Miromatrix Medical Inc.

	By:	/s/ James Douglas
James Douglas
Chief Financial Officer